EXHIBIT 23-C

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement File NO. 2-99643 of our report dated February 4, 2000 incorporated by reference in Green Mountain Power Corporation's Form 10-K for the year ended December 31, 1999 and to all reference to our Firm included in this Registration Statement.

/S/ARTHUR  ANDERSEN  LLP
ARTHUR  ANDERSEN  LLP

[The registrant is unable to obtain the updated consent of Arthur Andersen LLP due to the departure of its engagement team leaders from such firm.]